For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2024 FOURTH QUARTER AND YEAR END RESULTS
PHOENIX, May 23, 2024 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 30, 2024.
Quarterly Highlights
•Net revenue and Net income of $420 million and $34 million, respectively.
•Gross profit as a percentage of Net revenue was 23.6% with factory-built housing Gross profit as a percentage of Net revenue at 22.4%, down 170 bps and 200 bps, respectively, from last year's fourth quarter.
•Net income per diluted share attributable to Cavco common stockholders was $4.03 compared to $5.39 in last year's fourth quarter.
Full Fiscal Year Highlights
•Net revenue was $1,795 million, down $348 million or 16.2% compared to $2,143 million last year.
•Factory-built housing Gross profit as a percentage of Net revenue was 23.2%, compared to 25.3% in the prior year.
•Income before income taxes was $199 million, down $108 million or 35.2% compared to $307 million in the prior year
•Net income per diluted share attributable to Cavco common stockholders was $18.37 compared to $26.95 last year.
•Backlogs at March 30, 2024 were $191 million, up $31 million or 19.4% compared to $160 million three months ago and down from $244 million at April 1, 2023.
•Stock repurchases were approximately $110 million in the year.

Commenting on the results, Bill Boor, President and Chief Executive Officer, said, "The quarter started with several plants missing operating days due to thin backlogs coming out of the holidays. However, as the quarter progressed, order rates improved and almost all plants were back to 5-day operations."

He continued, "Against the backdrop of higher interest rates and economic challenges, our team continued to deliver solid margins and cash flow. During the year, we significantly increased capacity through the successful integration of the Solitaire acquisition and the Hamlet and Glendale plant startups; we expanded our retail distribution footprint; we rolled out our new Anthem series, the first nationally available HUD-approved manufactured duplex; and we responsibly managed our balance sheet with approximately $110 million of share repurchases. Affordable housing remains a pressing need and our ability to provide affordable homes for families has never been stronger."

Three months ended March 30, 2024 compared to three months ended April 1, 2023

	Three Months Ended
($ in thousands, except revenue per home sold)	March 30, 2024	April 1, 2023	Change
Net revenue
Factory-built housing	$398,493	$456,058	$(57,565)	(12.6)%
Financial services	21,625	20,322	1,303	6.4%
	$420,118	$476,380	$(56,262)	(11.8)%

Factory-built modules sold	6,231	7,236	(1,005)	(13.9)%

Factory-built homes sold (consisting of one or more modules)	3,938	4,477	(539)	(12.0)%

Net factory-built housing revenue per home sold	$101,192	$101,867	$(675)	(0.7)%
•In the factory-built housing segment, the decrease in Net revenue was primarily due to lower sales volume.
•Financial services segment Net revenue increased primarily due to more insurance policies in force in the current period compared to the prior year, partially offset by reduced revenue from loan sales.

	Three Months Ended
($ in thousands)	March 30, 2024	April 1, 2023	Change
Gross profit
Factory-built housing	$89,288	$111,355	$(22,067)	(19.8)%
Financial services	9,727	9,286	441	4.7%
	$99,015	$120,641	$(21,626)	(17.9)%

Gross profit as % of Net revenue
Consolidated	23.6%	25.3%	N/A	(1.7)%
Factory-built housing	22.4%	24.4%	N/A	(2.0)%
Financial services	45.0%	45.7%	N/A	(0.7)%

Selling, general and administrative expenses
Factory-built housing	$55,937	$61,208	$(5,271)	(8.6)%
Financial services	5,485	5,181	304	5.9%
	$61,422	$66,389	$(4,967)	(7.5)%

Income from operations
Factory-built housing	$33,351	$50,147	$(16,796)	(33.5)%
Financial services	4,242	4,105	137	3.3%
	$37,593	$54,252	$(16,659)	(30.7)%
•In the factory-built housing segment, Gross profit decreased from lower sales volume. Selling, general and administrative expenses decreased primarily as a result of decreases in non-recurring expenses related to third-party consultants fees for energy efficient home tax credits, lower costs in the current year related to the ongoing litigation between an indemnified former officer and the Securities and Exchange Commission (the "SEC"), Solitaire acquisition costs in the prior year period, as well as lower compensation on reduced earnings.

•In the financial services segment, Gross profit increased primarily due to higher revenue from more insurance policies in force in the current period compared to the prior year and fewer weather related events compared to the prior year.

	Three Months Ended
($ in thousands, except per share amounts)	March 30, 2024	April 1, 2023	Change
Net income attributable to Cavco common stockholders	$33,934	$47,312	$(13,378)	(28.3)%
Diluted net income per share	$4.03	$5.39	$(1.36)	(25.2)%
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended
($ in millions)	March 30, 2024	April 1, 2023
Net revenue
Unrealized gains recognized during the period on marketable equity securities held in the financial services segment	$0.9	$0.4
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	—	(2.2)
Legal and other expense related to the SEC inquiry, including indemnified costs of a former officer	(0.4)	(1.9)
Acquisition related transaction costs	—	(1.9)
Other income, net
Corporate unrealized gains recognized during the period on securities held	—	2.0
Income tax expense
Energy efficient home tax credits, net	—	3.0
Tax benefits from stock option exercises	0.2	0.5
Year ended March 30, 2024 compared to the year ended April 1, 2023

	Year Ended
($ in thousands, except revenue per home sold)	March 30, 2024	April 1, 2023	Change
Net revenue
Factory-built housing	$1,716,607	$2,069,450	$(352,843)	(17.1)%
Financial services	78,185	73,263	4,922	6.7%
	$1,794,792	$2,142,713	$(347,921)	(16.2)%

Factory-built modules sold	27,355	32,885	(5,530)	(16.8)%

Factory-built homes sold (consisting of one or more modules)	16,928	19,376	(2,448)	(12.6)%

Net factory-built housing revenue per home sold	$101,406	$106,805	$(5,399)	(5.1)%
•In the factory-built housing segment, the year-over-year decrease in Net revenue was primarily due to lower home sales volume and lower selling prices, partially offset by full year activity from the Solitaire Homes acquisition compared to only three months of activity in the prior year.

•Financial services segment Net revenue increased year-over-year primarily due to more insurance policies in force in the current year compared to the prior year, partially offset by reduced revenue from loan sales.

	Year Ended
($ in thousands)	March 30, 2024	April 1, 2023	Change
Gross profit
Factory-built housing	$398,919	$523,529	$(124,610)	(23.8)%
Financial services	27,983	31,403	(3,420)	(10.9)%
	$426,902	$554,932	$(128,030)	(23.1)%

Gross profit as % of Net revenue
Consolidated	23.8%	25.9%	N/A	(2.1)%
Factory-built housing	23.2%	25.3%	N/A	(2.1)%
Financial services	35.8%	42.9%	N/A	(7.1)%

Selling, general and administrative expenses
Factory-built housing	$226,267	$237,898	$(11,631)	(4.9)%
Financial services	21,653	20,425	1,228	6.0%
	$247,920	$258,323	$(10,403)	(4.0)%

Income from operations
Factory-built housing	$172,652	$285,631	$(112,979)	(39.6)%
Financial services	6,330	10,978	(4,648)	(42.3)%
	$178,982	$296,609	$(117,627)	(39.7)%
•In the factory-built housing segment, Gross profit decreased from lower home sales and lower selling prices. Selling, general and administrative expenses decreased as a result of lower incentive compensation on reduced sales.
•In the financial services segment, Gross profit decreased primarily due to higher weather related insurance claims and reduced revenue from loan sales.

	Year Ended
($ in thousands, except per share amounts)	March 30, 2024	April 1, 2023	Change
Net income attributable to Cavco common stockholders	$157,817	$240,554	$(82,737)	(34.4)%
Diluted net income per share	$18.37	$26.95	$(8.58)	(31.8)%

Items ancillary to our core operations had the following impact on the results of operations:

	Year Ended
($ in millions)	March 30, 2024	April 1, 2023
Net revenue
Unrealized gains (losses) recognized during the period on securities held in the financial services segment	$1.3	$(0.1)
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	—	(7.3)
Legal and other expense related to the SEC inquiry, net of recovery	(3.4)	(5.5)
Acquisition transaction costs	—	(2.5)
Other income, net
Gains recognized during the period on corporate securities	0.3	0.8
Income tax expense
Energy efficient home tax credits, net	—	8.1
Tax benefits from stock option exercises	1.3	0.9
Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, May 24, 2024 at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BI8e87079ea3c94348ab4034a1e149b728 to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood, MidCountry and Solitaire. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Cavco’s current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected financial performance and operating results, such as revenue and gross margin percentage; (ii) our liquidity and financial resources; (iii) our outlook with respect to the Company and the manufactured housing business in general; (iv) the expected effect of certain risks and uncertainties on our business; and (iv) the strength of Cavco’s business model. These statements may be preceded by, followed by, or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other factors, Cavco’s ability to manage: (i) customer demand and the availability of financing for our products; (ii) labor shortages and the pricing, availability, or transportation of raw materials; (iii) the impact of local or national emergencies; (iv) excessive health and safety incidents or warranty and construction claims; (v) increases in cancellations of home sales; (vi) information technology failures or cyber incidents; (vii) our ability to maintain the security of personally identifiable information of our customers, (viii) comply with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating manufactured housing, privacy, the internet, and accounting matters; (ix) successfully defend against litigation, government inquiries, and investigations, and (x) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Cavco. The forward-looking statements herein represent the judgment of Cavco as of the date of this release and Cavco disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 1, 2023 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Understanding the information contained in these filings is important in order to fully understand Cavco’s reported financial results and our business outlook for future periods.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 30, 2024	April 1, 2023
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$352,687	$271,427
Restricted cash, current	15,481	11,728
Accounts receivable, net	77,123	89,347
Short-term investments	18,270	14,978
Current portion of consumer loans receivable, net	20,713	17,019
Current portion of commercial loans receivable, net	40,787	43,414
Current portion of commercial loans receivable from affiliates, net	2,529	640
Inventories	241,339	263,150
Prepaid expenses and other current assets	82,870	92,876
Total current assets	851,799	804,579
Restricted cash	585	335
Investments	17,316	18,639
Consumer loans receivable, net	23,354	27,129
Commercial loans receivable, net	45,660	53,890
Commercial loans receivable from affiliates, net	2,065	4,033
Property, plant and equipment, net	224,199	228,278
Goodwill	121,934	114,547
Other intangibles, net	28,221	29,790
Operating lease right-of-use assets	39,027	26,755
Total assets	$1,354,160	$1,307,975
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$33,531	$30,730
Accrued expenses and other current liabilities	239,736	262,661
Total current liabilities	273,267	293,391
Operating lease liabilities	35,148	21,678
Other liabilities	7,759	7,820
Deferred income taxes	4,575	7,581
Redeemable noncontrolling interest	—	1,219
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,389,953 and 9,337,125 shares, respectively; Outstanding 8,320,718 and 8,665,324 shares, respectively	94	93
Treasury stock, at cost; 1,069,235 and 671,801 shares, respectively	(274,693)	(164,452)
Additional paid-in capital	281,216	271,950
Retained earnings	1,027,127	869,310
Accumulated other comprehensive loss	(333)	(615)
Total stockholders' equity	1,033,411	976,286
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,354,160	$1,307,975

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net revenue	$420,118	$476,380	$1,794,792	$2,142,713
Cost of sales	321,103	355,739	1,367,890	1,587,781
Gross profit	99,015	120,641	426,902	554,932
Selling, general and administrative expenses	61,422	66,389	247,920	258,323
Income from operations	37,593	54,252	178,982	296,609
Interest income	5,334	3,933	20,998	10,679
Interest expense	(284)	(300)	(1,649)	(910)
Other income, net	292	676	849	385
Income before income taxes	42,935	58,561	199,180	306,763
Income tax expense	(9,001)	(11,201)	(41,275)	(65,922)
Net income	33,934	47,360	157,905	240,841
Less: net income attributable to redeemable noncontrolling interest	—	48	88	287
Net income attributable to Cavco common stockholders	$33,934	$47,312	$157,817	$240,554

Net income per share attributable to Cavco common stockholders
Basic	$4.07	$5.45	$18.55	$27.20
Diluted	$4.03	$5.39	$18.37	$26.95
Weighted average shares outstanding
Basic	8,338,595	8,683,376	8,506,673	8,844,326
Diluted	8,428,613	8,781,079	8,591,911	8,924,452

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Capital expenditures	$4,184	$3,256	$17,421	$44,106
Depreciation	$4,279	$4,170	$16,956	$14,833
Amortization of other intangibles	$392	$559	$1,569	$2,070

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